Exhibit 10.8.e

ELEVENTH AMENDMENT

OF

FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this Eleventh Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows:

1. Effective for Plan Years beginning on or after January 1, 2009, the definition of “Compensation” contained in Article I of the Plan is hereby amended to add the following sentence to the end thereto:

Notwithstanding anything herein to the contrary, Compensation shall include differential wage payments as described in Section 2.6.7 of the Plan.

2. Effective January 1, 2008, the definition of “Eligible Retirement Plan” contained in Article I of the Plan is hereby amended by adding the following to the end thereto:

For distributions made on or after January 1, 2008, an Eligible Retirement Plan shall also include a Roth IRA defined in Section 408A(b) of the Code.

3. Effective January 1, 2007, the definition of “Eligible Rollover Distribution” contained in Article I of the Plan is hereby amended by adding the following to the end thereto:

Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2007, a Participant may also elect to make a direct rollover of after-tax employee contributions to a qualified plan or a 403(b) plan that agrees to separately account for such amounts.

4. Effective January 1, 2009, unless an earlier date is specifically set forth below, Section 2.6 of the Plan is hereby amended by adding new subsections 2.6.7, 2.6.8, and 2.6.9, which shall read as follows:

2.6.7. An individual receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, is treated as an Employee of the Participating Employer making the payment and the differential wage payment is treated as Compensation under the Plan.

The Plan is not treated as failing to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code due to any contribution or benefit which is based on the differential wage payment provided that all Employees of the Participating Employer are entitled to receive differential wage payments, and to make contributions based on such payments, on reasonably equivalent terms.

2.6.8. For purposes of Section 401(k)(2)(B)(i)(I) of the Code, an individual is treated as having been severed from employment during any period in which the individual is performing service in the uniformed services, as described in Section 3401(h)(2)(A) of the Code. If an individual elects to receive a distribution by reason of severance from employment pursuant to this Section 2.6.8, the individual may not make a Pre-Tax Contribution or an After-Tax Contribution during the 6-month period beginning on the date of the distribution.

2.6.9. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

5. Effective for Plan years beginning on or after January 1, 2008, Section 3.11.2 of the Plan is hereby amended by adding the following to the end thereto:

Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Pre-Tax Contributions for the period after the close of the Plan Year in which the Excess Pre-Tax Contributions occurred, prior to the date of distribution.

6. Effective for Plan years beginning on or after January 1, 2008, Section 3.12.7 of the Plan is hereby amended by adding the following sentence immediately following the sixth sentence:

Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Contributions for the period after the close of the Plan Year in which the Excess Contributions occurred, prior to the date of distribution.

7. Effective for Plan years beginning on or after January 1, 2008, Section 3.13.7 of the Plan is hereby amended by adding the following sentence immediately following the fourth sentence:

Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Aggregate Contributions for the period after the close of the Plan Year in which the Excess Aggregate Contributions occurred, prior to the date of distribution.

8. Effective for Plan years beginning on or after January 1, 2007, Section 10.3 of the Plan is hereby amended by adding new Subsection 10.3.3 which shall read as follows:

10.3.3 Diversification of Employer Securities. Effective for Plan Years beginning on or after January 1, 2007, if any portion of a Participant’s Account is invested in publicly-traded Company securities, the Participant may elect to direct the Plan to divest such portion of his or her account of any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of this Section 10.3.3.

Other investment options for purposes of this Section 10.3.3 must include no less than three (3) investment options, other than Company securities, to which the Participant may redirect contributions invested in Company securities. Each such option must be diversified and have materially different risk and return characteristics. The Plan must permit divestment and reinvestment opportunities at least quarterly. Except as provided in applicable Treasury regulations, the Plan may not impose restrictions or conditions on the investment of Company securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by applicable securities laws or IRS guidance.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 22nd day of December, 2009.

FMC Technologies, Inc.

By:	/s/ Maryann T. Seaman
Its:	Vice-President, Administration